LEASE

THIS LEASE, dated the 30th day of June, 2011, is made and entered into by the Landlord and the Tenant named herein who, in consideration of the covenants herein contained, agree as follows:

1. BASIC TERMS, SCHEDULES, AND DEFINTIONS

1.1 Basic Terms

(a) Landlord: **0702311 B.C. LTD.** (Inc. No. 0702311)
c/o Itziar Management Ltd.
Suite 204 - 2590 Cadboro Bay Road
Victoria, B.C., V8R 5J2

(b) Tenant: **NATURALLY ADVANCED TECHNOLOGIES INC.**
#305 - 4420 Chatterton Way
Victoria, B.C., V8X 5J2

(c) Guarantors: n/a

(d) Leased Premises: Suite #305 - 4420 Chatterton Way, in the City of Victoria, in the Province of British Columbia, a copy of the plan of which is attached hereto as Schedule "A"

(e) Rentable Area: 1,571 square feet

(f) Term: 3 years

Commencement Date: August 1st, 2011

Notwithstanding the above, if the Landlord is unable to deliver possession of the Premises to the Tenant at the Commencement Date, with the Landlord Work substantially complete (as outlined in the Offer to Lease), all rent due under the Lease shall abate until the Landlord is able to deliver possession of the Premises with the Landlord Work substantially complete. The Landlord will use its' best efforts to complete the Landlord Work prior to August 1st, 2011.

(g) Annual Base Rent:

Year	$/Sq. Ft.	Annual Basic Net Rental	Monthly Basic Net Rental
1	$ 21.00	$ 32,991.00	$ 2,749.25
2	$ 21.00	$ 32,991.00	$ 2,749.25
3	$ 21.00	$ 32,991.00	$ 2,749.25

(h)	Permitted Use:	For the purpose of administrative and sales office.
(i)	Parking Entitlement:	No reserved parking. The Tenant shall have access in common to the parking for the building to accommodate its employees for the Lease Term and any renewals thereof.
(j)	Renewal Term:	One (1) Renewal Term of Three (3) years.
(k)	Deposit:	NINE THOUSAND SEVEN HUNDRED AND THIRTY EIGHT DOLLARS AND NINETY FOUR CENTS ($9,738.94) to be applied against the first and last months rent, subject to s16.11.

The foregoing Basic Terms are approved by the parties. Each reference in this Lease to any of the Basic Terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable sections of this Lease where such Basic Terms are more fully set forth.

1.2 Schedules

All Schedules to this Lease are incorporated into and form an integral part of this Lease and are as follows:

SCHEDULE	SUBJECT	CLAUSE
A	Floor Plan(s) of Leased Premises	1.1(d)
B	Definitions	1.3
C	Rules and Regulations	5.9
D	Offer to Lease	17.2

1.3 Definitions

In this Lease, the words, phrases and expressions set forth in Schedule B are used with the meanings described therein.

2. PREMISES

In consideration of the rents, covenants, and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed, and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant leases from the Landlord, the Leased Premises.

3. TERM

3.1 Term

The Term of this Lease shall be for the period set out in subclause 1.1(f), beginning on the

Commencement Date.

4. RENT

4.1 Rent

The Tenant shall yield and pay for the Leased Premises unto the Landlord, at the office of the Landlord's building manager, or at such other place as the Landlord may direct in writing, during the Term in lawful money of Canada without any set off, abatement, compensation, or deduction whatsoever on the days and at the times hereinafter specified, Rent which shall include the aggregate of the sums specified in subclauses (a) and (b) below:

(a) Annual Base Rent

Annual Base Rent in the amount per annum set out in subclause 1.1(g) for each respective Lease Year, subject to the adjustment provisions of subclause 4.2(c); and

(b) Additional Rent

The aggregate of the following:

(i) the Tenant's Share of Tax Cost;

(ii) the Tenant's Share of Operating Cost; and,

(iii) such other amounts, charges, costs and expenses as are required to be paid by the Tenant to the Landlord pursuant to this Lease in addition to Annual Base rent and Operating Cost.

4.2 Payment of Rent

The Rent provided for in this Article 4 shall be paid by the Tenant as follows:

(a) Annual Base Rent

The Annual Base Rent shall be paid in consecutive monthly installments in advance on the 1st day of each and every month during the Term. The first monthly installment of the Annual Base Rent shall be paid by the Tenant on the Commencement Date. Where the Commencement Date is the first day of a calendar month, the Annual Base Rent for the period from the Commencement Date to the first day of the next ensuing calendar month shall be pro-rated on a per diem basis and paid on the Commencement Date and the first regular installment of the Annual Base Rate shall be paid on the first day of the first full calendar month of the Term. Thereafter, subsequent monthly installments shall each be paid in advance on the first day of each ensuing calendar month during the Term.

(b) Additional Rent Payments

The amount of any or all of the items of Additional Rent under subclause 4.1(b), which the Tenant is to pay may be estimated by the Landlord for such fiscal period or portion thereof as the Landlord may determine. The Tenant agrees to pay to the Landlord the amount of such estimate in monthly installments in advance in amounts and during the period specified by the Landlord commencing on the 1st day of August 2011, and on the 1st day of each and every month thereafter during the Term. The Landlord may make its estimates so that the Tenant's share of the Additional Rent will be payable to the Landlord prior to the time the Landlord is obliged to pay the costs in respect of which the Additional Rent is payable. The Landlord may submit to the Tenant at any time during a period a re-estimate of the amount of Additional Rent payable by the Tenant under subclause 4.1(b) and a revised monthly installment amount. As soon as reasonably

possible after the end of the fiscal period, but in any event no later than 120 days after the end of the fiscal period, for which such estimated payments have been made, the Landlord will make a final determination of Tax Cost and Operating Cost for such fiscal period and notify the Tenant of the actual amount required to be paid as Additional Rent under subclause 4.1(b). If necessary, an adjustment shall be made between the parties and any money owing by or to one party shall be paid or credited within 30 days of such notice.

(c) Basis of Determining Rent

The Tenant acknowledges that the Annual Base Rent is calculated on the basis of the Rentable Area of the Leased Premises, being as set out in subclause 1.1(e) and at the rate set out in subclause 1.1(g) for each square foot of Rentable Area. The Tenant agrees that the Landlord shall adjust the Annual Base Rent and the Additional Rent in the event that the Rentable Area of the Leased Premises is found to be different from the Rentable Area stated above.

(d) Post-dated Cheques

If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right of remedy of the Landlord a series of cheques, post-dated to the respective due dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease.

4.3 Rent for Irregular Periods

All Rent reserved herein shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate Rent for irregular periods of less than one year an appropriate pro—rata adjustment shall be made on a daily basis in order to compute Rent for such irregular period.

4.4 Waiver of Offset

The Tenant hereby waives and renounces any and all existing and future claims, offsets, and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset, or compensation which may be asserted by the Tenant or on its behalf.

4.5 Net Lease

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord shall not be responsible during the term for any costs, charges, expenses, and outlays of any nature whatsoever arising from or relating to the Leased Premises, and the Tenant, except as shall be otherwise provided in specific provisions contained in this Lease, shall pay all charges, impositions, and costs of every nature and kind relating to the Leased Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant, and the Tenant covenants with the Landlord accordingly.

5. TENANT'S COVENANTS

5.1 Tenant's Covenants

The Tenant covenants with the Landlord as follows.

5.2 Rent

To pay the Rent on the days and in the manner provided herein and to pay all other amounts, charges, costs, and expenses as are required to be paid by the Tenant to the Landlord or to others under this Lease.

5.3 Occupancy and Permitted Use

To take possession of and occupy the Leased Premises and commence to carry on business in all or substantially all of the Leased Premises no later than 30 days after the Commencement Date, to use the Leased Premises only for the purpose set out in subclause 1.1(h) and not to use or permit to be used the Leased Premises or any part thereof for any other purpose.

5.4 Waste and Nuisance

Not to commit or permit any waste or injury to the Building or the Leased Premises including the Leasehold Improvements and the trade fixtures therein; any overloading of the floors thereof; any conduct which impedes or, in the opinion of the Landlord acting reasonably, could impede the business of any other occupant of the Building or which constitutes or, in the opinion of the Building, or anyone else, or any other use or manner of use which annoys or interferes with the operations of any other occupant of the Building or, in the opinion of the Landlord acting reasonably, may have an adverse impact on the reputation of the Building.

5.5 Insurance Risks

Not to do, omit to do, or permit to be done or omitted to be done upon the Leased Premises anything which would cause the Landlord's cost of insurance to be increased (and, without waiving the foregoing prohibition, the Landlord may demand, and the tenant shall pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted to be done) or which shall cause any policy of insurance to be subject to cancellation.

5.6 Cleanliness

Not to permit the Leased Premises to become untidy, unsightly, or hazardous, or permit unreasonable quantities of waste or refuse to accumulate therein, and at the end of each business day to leave the Leased Premises in a condition such as to reasonably facilitate the performance of the Landlord's janitorial and cleaning service referred to in clause 6.7.

5.7 Compliance with Laws

To comply at its own expense with all municipal, provincial, and federal sanitary, fire, and safety laws, bylaws, regulations, and requirements pertaining to the operation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture, and equipment installed therein, and the making by the Tenant of any repairs, changes or improvements therein.

5.8 Installations

To permit the Landlord during the Term, at the Landlord's cost, to install any equipment in or make alterations to the Leased Premises necessary to comply with the requirements of any statute, law, bylaw, ordinance, order, or regulation referred to in clause 5.7 and imposed after completion of the Landlord's original construction of the Building, and to permit ingress and egress to and from the Leased Premises by the Landlord or by any tenants of the Landlord or by their respective employees, servants, workmen, and invitees, by use of fire exit doors in case of fire or emergency. Notwithstanding the foregoing, if the installation of the equipment or any alteration is required to be made to or as a result of any Leasehold Improvements, then the cost of the installation or alteration shall be at the Tenant's cost.

5.9 Rules and Regulations

To observe, and to cause its employees, invitees, and others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulation attached as Schedule C, and such further and other reasonably rules and regulations and amendments and changes therein as may hereafter be made by the Landlord, or which notice in writing shall be given to the Tenant; and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

5.10 Overholding

That if the Tenant shall continue to occupy the Leased Premises after the expiration of the Lease without any further written agreement and without objection by the Landlord, the Tenant shall be a monthly tenant at a monthly base rent equal to 115% of the monthly installment of Annual Base Rent payable by the Tenant as set forth in Article 4 during the last month of the Term and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.11 Signs

Not to paint, display, inscribe, place, or affix any sign, symbol, notice, or lettering of any kind anywhere outside the Leased Premises (whether on the outside or inside of the Building) or within the Leased Premises so as to be visible from the outside of the Leased Premises, with the exception only of a building standard identification sign at or near the entrance of the Leased Premises containing only the name of the Tenant and to be subject to the approval of the Landlord, acting reasonably, as to design, size and location. Such identification sign shall be installed at the expense of the Tenant, and the Landlord reserves the right to install the sign as an Additional Service.

5.12 Inspection and Access

To permit the Landlord, upon reasonable notice, at any time and from time to time to enter and to have its authorized agents, employees, and contractors enter the Leased Premises for the purpose of inspection, window cleaning, maintenance, or making repairs, alterations, or improvements to the Leased Premises or the Building, or to have access to utilities and services or to determine the electric light and power consumption by the Tenant in the Leased Premises, and the Tenant shall provide free and unimpeded access for the purpose, and shall not be entitled to

compensation for any inconvenience, nuisance, or discomfort caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises.

5.13 Showing Leased Premises

To permit the Landlord and its authorized agents and employees to show the Leased Premises to prospective tenants during the Normal Business Hours of the last six months of the Term.

6. LANDLORD'S COVENANTS

6.1 Landlord's Covenants

The Landlord covenants with the Tenant as follows:

6.2 Quiet Enjoyment

Provided the Tenant pays the rent hereby reserved and performs its other covenants herein contained, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted, without any interruption or disturbance from the Landlord or its assigns, or any other person or persons lawfully claiming by, from, through, or under the Landlord.

6.3 Elevators

If the Building is equipped with an elevator, subject to the supervision of the Landlord, to furnish for use by the Tenant and its employees and invitees in common with other persons entitled thereto passenger elevator service to the Leased Premises, and to furnish for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, and as an Additional Service outside of such hours, elevator service to the Leased Premises for the carriage of furniture, equipment, deliveries, and supplies, provided however that if the elevators shall become inoperative or shall be damaged or destroyed the Landlord shall have a reasonable time within which to repair such damage or replace such elevator and the Landlord shall repair or replace the same as soon as reasonably possible, but shall in no event be liable for indirect or consequential damages or other damages for personal discomfort or illness during such period of repair or replacement.

6.4 Entrances, Lobbies, and Other Common Areas

To permit the Tenant and its employees and invitees to have the use during Normal Business Hours in common with others entitled thereto of the common entrances, lobbies, stairways, and corridors of the Building giving access to the Leased Premises (subject to the Rules and Regulations set out in Schedule C and such other reasonable limitations as the Landlord may from time to time impose).

6.5 Washrooms

To permit the Tenant and its employees and invitees in common with others entitled thereto to use the washrooms in the Building on the floor and floors on which the Leased Premises are situate.

6.6 Janitorial Service

The Tenant shall arrange for and be responsible for payment of janitorial or cleaning services to the Leased Premises.

6.7 Maintenance of Common Areas

To cause the elevators, common entrances, lobbies, stairways, corridors, washrooms, and other parts of the Building from time to time provided for common use and enjoyment to be swept, cleaned, or otherwise properly maintained to a standard consistent with a first—class office building.

7. REPAIR, DAMAGE, AND DESTRUCTION

7.1 Landlord's Repairs

The Landlord covenants with the Tenant:

(a) subject to subclause 7.3, to keep in a good and reasonable state of repair, and consistent with a first-class office building in Victoria:

  (i) the Building (other than the Leased Premises and premises of other tenants) including the foundation, roof, exterior walls including glass portions thereof, the systems for interior climate control, the elevators, entrances, stairways, corridors, lobbies, and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building and the systems provided for bringing utilities to the Leased Premises, and

  (ii) the structural members or elements of the Leased Premises; and

(b) to repair defects in construction performed or installations made by the Landlord in the Leased Premises and Insured Damage.

7.2 Tenant's Repairs

The Tenant covenants with the Landlord:

(a) subject to clause 7.3, to keep in a good and reasonable state of repair and consistent with the general standards of office buildings of similar age and location in Victoria, Leased

Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein other than glass portions of exterior walls thereof, but with the exception of structural members or elements of the Leased Premises, defects in construction performed or installations made by the Landlord and Insured Damage therein;

(b) that the Landlord may enter, upon reasonable notice, and view the state of repair, and that the Tenant will repair according to notice in writing, and that the Tenant will leave the Leased Premises in a good and reasonable state of repair, subject always to the exceptions referred to in subclause 7.2(a); and

(c) that if only part of the Building including the systems for interior climate control and for the provision of utilities becomes out of repair, damaged, or destroyed through the negligence or misuse of the Tenant or its employees, invitees, or others over which the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements necessitated thereby shall be reimbursed to the Landlord promptly upon demand.

7.3 Abatement and Termination

Total or Partial Destruction

7.3.1 If the Leased Premises shall be damaged by fire or other casualty for which effective insurance has been placed by the Landlord or if the Building is so damaged, thereby materially restricting the Tenant's use of the Leased Premises for a period of time in excess of thirty (30) days then, unless such damage was caused by the fault or negligence of the Tenant or its employees, invitees or others under its control then from and after the date of occurrence of the damage and until the Leased Premises are again reasonably capable of use and occupancy, Rent shall abate in proportion to the part or parts of the Leased Premises not reasonably capable of use and occupancy.

7.3.2 Except as provided in subclause 7.3.3, if the Leased Premises shall be damaged by fire or other casualty for which effective insurance has been placed by the Landlord, the Landlord shall endeavour to apply the insurance proceeds to reconstruct or repair the damage to the Leased Premises, except that repairs, alterations, additions or improvements made by the Tenant pursuant to the terms of the Agreement to Lease or after the Commencement Date shall be performed by the Tenant at its own expense in accordance with this Lease.

7.3.3 If:

(i) the Leased Premises are rendered untenantable or damaged by casualty not covered under the Landlord's insurance policy and the Landlord shall decide not to restore the same; or

(ii) the Building shall be substantially destroyed by fire or other casualty and the Landlord decides not to restore the same regardless of insurance;

within ninety (90) days after such fire or other casualty, the Landlord shall give to the Tenant notice in writing of such decision and thereupon the Term shall expire forthwith and the Tenant shall vacate the Leased Premises and surrender the same to the Landlord.

7.3.4 Notice by Tenant

The Tenant shall give immediate notice to the Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part, or of defects therein or in any fixtures or equipment, notwithstanding the fact that the Landlord may have no obligations with respect thereto.

7.3.5 Repair or Reconstruction

Unless this Lease is terminated as hereinbefore provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in clause 7.3.2) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence.

7.4 Service Interruptions

The Tenant acknowledges to the Landlord that the operation of systems and the availability of facilities may be interrupted from time to time in cases of accident and emergency, in order to carry out maintenance, repairs, alterations, replacements and upgrading, or for any other reasonable reason required by the Landlord. During periods of such interruption, any obligation of the Landlord to provide access to such systems and facilities or common areas of the Building shall be suspended and clause 14.1 shall apply.

8. TAXES AND OPERATING COSTS

8.1 Landlord's Tax Obligations

The Landlord covenants with the Tenant, subject to clause 8.2, to pay to the taxing authority or authorities having jurisdiction, all Taxes.

8.2 Tenant's Tax Obligations

The Tenant covenants with the Landlord:

(a) to pay when due, all taxes, business licence fees, and other taxes, rates, duties or charges levied, imposed, or assessed by lawful authority in respect of the use and occupancy of

the Leased Premises by the Tenant, the business or businesses carried on therein, or the equipment, machinery, or fixtures brought therein by or belonging to the Tenant, or to anyone occupying the Leased Premises with the Tenant's consent, or from time to time levied, imposed, or assessed in the future in addition or in lieu thereof, and to pay to the Landlord upon demand the portion of any tax, rate, duty, or charge levied or assessed upon the Land and Building that is attributable to any equipment, machinery, or fixtures on the Leased Premises which are not the property of the Landlord or which may be removed by the Tenant;

(b) to pay promptly to the Landlord when demanded or otherwise due hereunder all Taxes in respect of all Leasehold Improvements in the Leased Premises; and

(c) to pay to the Landlord in the manner specified in subclause 4.2(b) the Tenant's Share of the Tax Cost.

8.3 Harmonized Sales Tax

The Tenant shall pay to the Landlord harmonized sales tax in accordance with the applicable legislation at the same time as the amounts to which harmonized sales tax apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines The Landlord will provide the Tenant with its harmonized sales tax registration number. Notwithstanding any other section of this Lease, the amount payable by the Tenant under this clause shall be deemed not to be Rent, but the Landlord shall have the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

8.4 Tenant's Tax Cost

After the commencement of the Term of this Lease and prior to the commencement of each fiscal period determined by the Landlord thereafter which commences during the Term, the Landlord may estimate the Tax Cost, or any installment on account thereof, to become due on any date during the ensuing fiscal period or (if applicable) portion thereof, as the case may be, and the amount thereof which will be payable by the Tenant, and notify the tenant in writing of such estimate. If the Tenant has overpaid such Tax Cost, the Landlord shall refund any excess paid, but if any balance remains unpaid, the Landlord shall fix monthly installments for the then remaining balance of such fiscal period or portion thereof such that, after giving credit for installments paid by the Tenant hereunder in respect of such calendar year, the entire Tenant's Share of Tax Cost will be fully payable prior to the time the Landlord is obliged to pay the Taxes in respect of which the Tenant's Share of Tax Cost is payable. If for any reason the Tax Cost is not finally determined within such fiscal period or portion thereof, the parties shall make the appropriate readjustment when such Tax Cost becomes finally determined. The Landlord and the Tenant acknowledge that Taxes in respect of the Building may be payable during the course of a year as prepayment for the Taxes accruing due in respect of such year, and if the Term ends during a year, then the appropriate adjustment will be made under clause 4.3. Any report of the Landlord's accountant as to the Tax Cost shall be prima facie as to the amount thereof for any period to which such report relates.

8.5 Postponement of Payment of Taxes

The Landlord may postpone payment of any Taxes payable by it under clause 8.1 to the extent permitted by law if prosecuting in good faith any appeal against the assessment of the Land and Building for Taxes or the imposition of Taxes.

8.6 Receipts for Payment

Whenever requested by the Landlord, the Tenant will deliver to it receipts for payment of all taxes, rates, duties, levies, and assessments payable by the Tenant under subclauses 8.2(a) and (b) and furnish such other information in connection therewith as the Landlord may reasonably require.

8.7 Operating Cost

During the Term of the Lease, the Tenant shall pay to the Landlord in the manner set forth in clauses 4.1 and 4.2 the Tenant's Share of Operating Cost. Any report of the Landlord's accountant as to the Operating Cost shall be prima facie as to the amount thereof for any period to which such report relates. The Tenant will be given a copy of the accountant's report each year of the Term.

8.8 Allocation to Particular Tenant

Notwithstanding any of the foregoing, whenever in the Landlord's reasonable opinion any Operating Cost or item of Operating Cost properly relates to a particular tenant or tenants within the Building, the Landlord shall allocate such Operating Cost or item of Operating Costs to such tenant or tenants. Any amount allocated by the Landlord to the Tenant under this clause shall be payable by the Tenant forthwith upon demand.

9. UTILITIES AND ADDITIONAL SERVICES

9.1 Water and Telephone

The Landlord shall furnish ducts for bringing telephone services to the Leased Premises and shall provide water to washrooms available for the Tenant's use in common with others entitled thereto.

9.2 Additional Services

If the Tenant requires any janitorial or cleaning services to the Leased Premises under clause 6.6 or wishes to move furniture or equipment or make repairs or alterations within the Leased Premises, or requires other service in the Leased Premises, then the Landlord may at its option, by way of Additional Services provide or have its designated agents or contractors provide such service. The Cost of Additional Services provided shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices thereof or from the Landlord. The Cost of Additional Services charged directly to the Tenant and other tenants will be credited in computing Operating Cost to the extent that it would otherwise have been included.

9.3 Additional Utilities

Upon request by the Tenant, the Landlord may agree from time to time to supply additional heating, ventilating, and air-conditioning, electricity, or other services to the Leased Premises above those normally provided to tenants of the Building or outside Normal Business Hours. The Tenant will pay to the Landlord in the manner in which Operating Cost is paid any additional costs of the Landlord which may arise in respect of the use by the Tenant of the Leased Premises for business hours that do not coincide with Normal Business Hours for the Building generally or that may arise in respect of additional heating, ventilating, and air-conditioning, electricity, and other services which are arranged to be provided to the Tenant over and above those normally provided to tenants of the Building or outside of Normal Business Hours, together with the Landlord's reasonable administrative costs in respect of managing, administering, and billing for such services. The Landlord reserves the right to install at the Tenant's expense meters to check the Tenant's consumption of electricity, water, or other utilities.

9.4 Energy Conservation

The Tenant covenants with the Landlord:

(a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Leased Premises to the extent to which energy conservation is generally practiced in 2011;

(b) that the Tenant will comply with all laws, bylaws, regulations, and orders relating to the conservation of energy and affecting the Leased Premises or the Building;

(c) that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy consumption; and

(d) that any and all costs and expenses, excluding costs of a capital nature, unless approved by all the tenants in the Building, paid or incurred by the Landlord in complying with such laws, bylaws, regulations, and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in Operating Costs.

The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages, or expenses, whether direct or consequential, paid, suffered, or incurred by the Tenant as a result of

any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, bylaws, regulations, or orders.

10. LICENSES, ASSIGNMENTS, AND SUBLETTING

10.1 Licenses, Franchises, and Concessions

The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under clause 10.2, and the employees of the Tenant, and any such permitted subtenant, or suffer or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants, and their respective employees, customers, and others having lawful business with them.

10.2 Assignment and Subletting

The Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises, unless:

(a) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of, this Lease if this clause is complied with, and which the Tenant has determined to accept subject to this section being complied with, and

(b) it shall have first requested and obtained the consent in writing of the Landlord thereto.

Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing, and business of the proposed assignee or subtenant.

If the Landlord consents to any proposed assignment or subletting, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. As a condition of the Landlord's consent, the assignee or subtenant, as the case may be, shall agree (and will be deemed to have agreed) with the Landlord to observe the obligations of the Tenant under this Lease as the same relate to the space assigned or sublet (except, in the case of a sublease, the Tenant's covenant to pay Rent) by entering into an assumption agreement with the Landlord and the Tenant, in the Landlord's then-standard form, and shall pay the Landlord's then-current processing charge, which in any event shall not exceed EIGHT HUNDRED DOLLARS ($800.00) and reasonable solicitor's fees and disbursements for preparing such agreement. The Tenant further agrees that if the Landlord consents to any such assignment or subletting, the Tenant shall be responsible for and shall hold the Landlord harmless from any and all capital costs for Leasehold Improvements and all other expenses, costs, and charges with respect to or arising out of any such assignment or subletting.

Notwithstanding any such consent being given by the Landlord and such assignment or subletting being effected, the Tenant shall remain bound to the Landlord for the fulfillment of all the terms, covenants, conditions, and agreements herein contained. Any consent by the Landlord to any assignment or subletting shall not constitute a wavier of the requirement for consent by the Landlord to any subsequent assignment or subletting by either the Tenant or any assignee or subtenant.

10.3 Landlord Not to Unreasonably Withhold Consent

If the Tenant complies with clauses 10.1 and 10.2, then the Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld or delayed. Without limiting the other instances in which it may be reasonable for the Landlord to withhold its consent to an assignment or subletting, it shall be reasonable for the Landlord to withhold its consent in the following instances:

(a) the proposed assignee or sublessee is a governmental department, agency or, consulate;

(b) in the Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than primarily general office personnel or otherwise in violation of clause 5.3, would involve any alterations which would lessen the value of the Leasehold Improvements in the Leased Premises, would require increased services by the Landlord, including increased loan on elevator services, or would alter the reputation or character of the Building. The Landlord will not object to a change in use on an assignment request provided that the proposed use is in keeping with the general nature of the tenants in the Building;

(c) in the Landlord's reasonable judgment, the proposed assignee or subtenant is not creditworthy;

(d) in the Landlord's reasonable judgment, the proposed assignee or subtenant does not have a good reputation in the community as a tenant of property;

(e) the Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

(f) in the Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any covenant contained in any other lease of space in or agreement affecting the Building;

(g) the use of the Leased Premises by the proposed assignee or subtenant will violate any applicable law, bylaw, or regulation;

(h) the proposed assignment or sublease will create a vacancy elsewhere in the Building or the Complex;

(i) the proposed assignee or subtenant is a person with whom the Landlord is negotiating to lease space in the Building or the Complex;

(j) the proposed assignment or sublease fails to include or provide for all of the terms and provisions required under clauses 10.2 and 10.4;

(k) the Tenant is in default of any material obligation of the Tenant under this Lease or has been in default of a material obligation under this Lease on two or more occasions during the 12 months preceding the date that the Tenant requests consent;

(l) in the case of a subletting of less than the entire Leased Premises, the subletting would result in the division of the Leased Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside the Leased Premises;

(m) the Tenant, the assignee, or the subtenant do not post such security as the Landlord may require for:

  (i) the Rent payable under this Lease during the period, if any, from the date the Tenant vacates the Leased Premises until the assignee or subtenant takes occupancy and commences paying rent, and

  (ii) the shortfall, if any, between the Rent payable by the Tenant under this Lease and the rent payable by the assignee or subtenant; or

(n) the Landlord does not receive sufficient information from the tenant about the proposed assignee or subtenant to enable it to make a determination concerning the matters herein set out.

The Tenant acknowledges that the Landlord shall not be liable to the Tenant in damages where, in giving good faith consideration to any request of the Tenant hereunder, it withholds its consent to a proposed assignment or sublease, provided that the Landlord has acted reasonably.

10.4 Terms of Consent

If the Landlord consents in writing to an assignment or sublease as contemplated herein, the Tenant may complete such assignment or sublease subject to the following covenants and conditions:

(a) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Leased Premises or any part thereof until an executed duplicate original or such assignment or sublease has been delivered to the Landlord.

(b) all "Excess Rent", as hereinafter defined, derived from such assignment or sublease shall be payable to the Landlord. The Excess Rent shall be deemed to be and shall be paid by

the Tenant to the Landlord as Rent. The Tenant shall pay the Excess Rent to the Landlord immediately as and when such Excess Rent is receivable by the Tenant.

As used herein, "Excess Rent" means the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated as rent or otherwise, exceeds, in the aggregate, the total amount of Annual Base Rent and Additional Rent which the Tenant is obligated to pay to the Landlord under this Lease, pro-rated for the portion of the Leased Premises being assigned or sublet, less the reasonable costs paid by the Tenant for additional improvements installed in the portion of the Leased premises subject to such assignment or sublease by the Tenant at the Tenant's sole cost and expense for the specific assignee or subtenant in question, reasonable leasing costs (such as brokers' commissions and the fees payable to the Landlord under clause 10.2) paid by the Tenant in connection with such assignment or sublease, and the amount of Annual Base Rent and Additional Rent the Tenant is obligated to pay the Landlord under this Lease, pro-rated for the portion of the Leased Premises being assigned or sublet that is not occupied or used by the Tenant, until the date of such assignment or sublease. In determining the amounts to be deducted from Excess Rent in each monthly payment period in respect of the Tenant's costs of assigning or subleasing, such costs shall be amortized without interest over the Term (in case of an assignment) or term of the sublease (in the case of a sublease) on a straight-line basis.

10.5 Change in Control of Tenant

(a) If the Tenant is a corporation but none of its shares are traded on any public stock exchange or in any public stock market, and if by operation of law or by the sale, bequest, or other disposition of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change shall be deemed to be an assignment of this Lease within the meaning of clause 10.2. If such control or beneficial ownership is changed without the prior written consent of the Landlord, the Landlord may, at its option, cancel this Lease upon giving 60 days' notice to the Tenant of its intention to cancel, and this Lease and the Term shall thereupon be cancelled.

(b) If the Tenant is a partnership and if at any time during the term of this Lease any person who at the time of the execution of this Lease owns a partner's interest ceases (other than through death) to own such partner's interest or there is a material change in the ownership, in the opinion of the Landlord, of such partner's interest, such cessation or change of ownership shall constitute an assignment of this Lease for all purposes of this Article.

(c) Upon request of the Landlord from time to time, a Tenant that is a corporation or partnership shall make available to the Landlord for inspection or copying or both, all books and records of the Tenant which, alone or with other data, in the case of a Tenant that is a corporation, identify the ownership of all of the shares and securities of the Tenant, and in the case of a Tenant that is a partnership, identify the partners of the Tenant and their respective interests in the partnership, all from the commencement of the

Term or the date of earlier execution of this Lease up to the date such books and records are made available to the Landlord.

(d) Notwithstanding the provisions of clauses 10(a) and (b) the Landlord's consent shall not be required and it shall not be deemed to be an assignment of this Lease if the shares of the Tenant are transferred by its shareholders for their own estate, tax or succession planning to members of their immediate families or to corporations wholly owned by the shareholders or members of their immediate families or to corporations wholly owned by the shareholders or members of their immediate families (the "Family Assignees"). A transfer of a portion of the shares of the Tenant to a person, firm or corporation who is also a principal of the Tenant for the purpose of operating the business of the Tenant shall also be permitted provided that the shareholders or their Family Assignees retain the control of the Tenant.

11. FIXTURES AND IMPROVEMENTS

11.1 Installation of Fixtures and Improvements

The Tenant will not make, erect, install, or alter any Leasehold Improvements or trade fixtures in the Leased Premises, any safe or special lock in the Leased Premises, or any apparatus for illumination, air-conditioning, cooling, heating, refrigerating, or ventilating the Leased Premises, in any case without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold. In making, erecting, installing, or altering any Leasehold Improvements or trade fixtures, the Tenant shall comply with the tenant construction guidelines as established by the Landlord from time to time, shall obtain all required building and occupancy permits, shall not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with window coverings installed by the Landlord on exterior windows. The Tenant's request for any approval hereunder shall be in writing and accompanied by a reasonably detailed description of the contemplated work and, where appropriate, plans, working drawings, and specifications thereof. Any out-of-pocket expense incurred by the Landlord in connection with any such approval shall be deemed incurred by way of Additional Services. All work to be performed in the Leased Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen whose labour union affiliations are compatible with those of workmen employed by the Landlord and its contractors and subcontractors. All such work shall be subject to inspection by and the reasonable supervision of the Landlord as an Additional Service and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord.

11.2 Liens and Encumbrances on Fixtures and Improvements

In connection with the making, erection, installation, or alteration of Leasehold Improvements and trade fixtures, and all other work or installations made by or for the Tenant in the Leased Premises, the Tenant shall comply with all of the provisions of the *Builders Lien Act*, and amendments thereto, and other statutes from time to time applicable thereto (including any provisions requiring or enabling the retention of portions of any sums payable by way of holdbacks), shall permit the Landlord take steps enable the Landlord to obtain the benefit of the provisions of the *Builders Lien Act*, and, except as to any lawful holdback, shall promptly pay all accounts relating thereto. The Tenant shall not create any mortgage, conditional sale agreement, general security agreement under the *Personal Property Security Act*, and amendments thereto, or other encumbrance in respect of its Leasehold Improvements or trade fixtures, or permit any such mortgage, conditional sale agreement, general security agreement under the *Personal Property Security Act*, or other encumbrance to attach to the Leased Premises. If and when any builders' or other lien for work, labour, services, or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims thereof or shall arise or be filed or any such mortgage, conditional sale agreement, general security agreement under the *Personal Property Security Act*, or other encumbrance shall attach, the Tenant shall within 20 days after receipt of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under clause 15.1 and may make any payments required to procure the discharge of any such liens or encumbrances, and shall be entitled to be reimbursed by the Tenant as provided in clause 15.1. and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set off, or defence.

11.3 Removal of Fixtures and Improvements

All Leasehold Improvements in or upon the Leased Premises shall immediately upon affixation be and become the Landlord's property without compensation thereof or to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture, or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term, except that:

(a) the Tenant may at the end of the Term remove its trade fixtures;

(b) the Tenant shall at the end of the Term remove such of the Leasehold Improvements and trade fixtures as the Landlord shall require to be removed; and

(c) the Tenant shall remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting thereof or new furniture and equipment.

The Tenant shall, in the case of every removal either during or at the end of the Term, immediately make good any damage caused to the Leased Premises by the installation and removal.

11.4 Alterations by Landlord

The Landlord reserves the right from time to time to:

(a) make any deletions, changes, and additions to the equipment, appliances, pipes, plumbing, wiring conduits, ducts, shafts, structures, and facilities of every kind throughout the Building, including the Leased Premises;

(b) alter the location and nature of common areas of the Building, including Service Areas, make reductions therein, erect additions thereto, and extend any part thereof; and

(c) make alterations and additions to the Building;

and in exercising any such rights, the Landlord will take reasonable steps to minimize any interference caused to the Tenant's operations in the Leased Premises, but by exercising any such rights, the Landlord shall not be deemed to have constructively evicted the Tenant or otherwise to be in breach of this Lease, nor shall the Tenant be entitled to any abatement of rent or other compensation from the Landlord.

11.5 Charge on Leasehold Improvements

The Tenant hereby grants to the Landlord a security interest in the Tenant's right, title, and interest in the Leasehold Improvements and all present and after acquired property of any kind which is now or hereafter affixed of built into the Leased Premises or which otherwise becomes part of the Leasehold Improvements, as security for all present and future obligations of the Tenant to the Landlord under this Lease. This security interest secures a running account and will not be discharged if the Tenant is not indebted to the Landlord at any particular time or times. In the event of any default under this Lease in respect of which the Landlord has given notice to the Tenant to cure, and the Tenant has not cured the default, or has not commenced to cure the default within the period set out herein and continued diligently thereafter to fully cure such default, the Landlord will have the right to enter the Leased Premises, to sever where applicable, and to take possession of any property secured hereby, and shall have all the rights of a secured party under the *Personal Property Security Act* to retain possession, sell, and otherwise deal with such property. The Tenant waives its right to receive copies of all financing statements and verification statements that may be filed or issued with respect to the security interests created hereby. The Tenant agrees to enter into and grant such further and other documents as are requested by the Landlord, acting reasonably, to confirm this security interest. This security interest shall survive expiry or early termination of this Lease and is in addition to, and shall not prejudice, any of the other rights or remedies of the Landlord under this Lease.

12. INSURANCE AND LIABILITY

12.1 Landlord's Insurance

Upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which the Landlord has insured the Building.

12.2 Tenant's Insurance

The Tenant shall take out and keep in force during the Term:

(a) comprehensive general liability (including bodily injury, death, and property damage) insurance on an occurrence basis with respect to the business carried on, in, or from the Leased Premises and the Tenant's use and occupancy thereof, of not less than $2,000,000.00 per occurrence, which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; and

(b) insurance in such amounts as may be reasonably required by the Landlord in respect of fire and such other perils, including sprinkler leakage, as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and (except as to Insured Damage) all Leasehold Improvements in the Leased Premises, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear with respect to the insured Leasehold Improvements and provided that nay proceeds recoverable in the event of loss to Leasehold Improvements shall be payable to the Landlord, but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated under any other provision hereof;

and if the Landlord shall require the same from time to time, then also:

(c) tenant's fire and all risk legal liability insurance in an amount not less than the actual cash value of the Leasehold Improvements, trade fixtures, furniture and equipment in the Leased Premises.

All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection and shall provide that such insurers shall provide to the Landlord 30 days' prior written notice of cancellation or material alteration of such terms. The Tenant shall furnish to the Landlord certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force, either by means of a certified copy of the policy or policies of insurance with all amendments and endorsements or a certificate from the Tenant's insurer which, in the case of comprehensive general liability insurance, shall provide such information as the Landlord reasonably requires. If the Tenant shall fail to take out, renew, and keep in force

such insurance the Landlord may do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

12.3 Limitation of Landlord's Liability

The Tenant agrees that:

(a) the Landlord shall not be liable for any bodily injury to or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees, or licensees or any other person in, on, or about the Building or the Land, unless such loss is the result of the negligence of the Landlord, or for any interruption of any business carried on in the Leased Premises, and, without limiting the generality of the foregoing, in no event shall the Landlord be liable:

(i) for any damage other than Insured Damage or for bodily injury or death of anyone which results from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, snow, dampness, or leaks from any part of the Leased Premises or from the pipes, appliances, electrical system, plumbing works, roof, subsurface, or other part or parts of the Building or Land or from the streets, lanes, and other properties adjacent thereto,

(ii) for any damage, injury, or death caused by anything done or omitted by the Tenant or any of its servants or agents or by any other tenant or person in the Building,

(iii) for the non-observance or the violation of any provision of any of the rules and regulations of the Landlord in effect from time to time or of any lease by another tenant of premises in the Building or any concessionaire, employee, licensee, agent, customer, officer, contractor, or other invitee of any of them, or by anyone else,

(iv) for any act or omission (including theft, malfeasance, or negligence) on the part of any agent, contractor, or person from time to time employed by it to perform janitorial services, security services, supervision, or any other work in or about the Leased Premises or the Building,

(v) for loss or damage, however caused, to money, securities, negotiable instruments, papers, or other valuables of the Tenant or any of its servants or agents,

(vi) for the failure to supply interior climate control or elevator service when prevented from doing so by strikes, the necessity of repairs, any order or regulation of any body having jurisdiction, the failure of the supply of any utility required for the operation thereof, or any other cause beyond the Landlord's reasonable control, or

(b) the Tenant releases and discharges the Landlord from any and all actions, causes of action, claims, damages, expenses, and liabilities which the Tenant now or hereafter may have, suffer, or incur which arise from any matter for which the Landlord is not liable under subclause 12.3(a), unless that negligence or other conduct of the Landlord or anyone for whose conduct the Landlord is responsible may have caused or contributed to such matter.

12.4 Indemnity of Landlord

The Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, property damage, or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee, or licensee of the Tenant, and in respect of all costs, expenses, and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, costs, expense, or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease. This indemnity shall survive the expiry or termination of this Lease.

13. SUBORDINATION ATTORNMENT, REGISTRATION, AND CERTIFICATES

13.1 Tenant's Covenants

The Tenant agrees with the Landlord that:

13.2 Sale or Financing of Building

The rights of the Landlord under this Lease may be mortgaged, charged, transferred, or assigned to a purchaser or purchasers, or to a mortgagee or trustee for bond holders, and in the event of a sale or of default by the Landlord under any mortgage, trust deed, or trust indenture and the purchaser, mortgagee, or trustee, as the case may be, duly entering into possession of the Building or the Leased Premises, the Tenant agrees to attorn to and become the tenant of such purchaser or purchasers, mortgagee, or trustee under the terms of this Lease.

13.3 Subordination and Attornment

Provided the Tenant is provided with a non-disturbance agreement in a form satisfactory to their solicitor, if required by any mortgagee or the holder of any trust deed or trust indenture, this Lease and all rights of the Tenant hereunder shall be subject and subordinate to all mortgages, trust deeds, or trust indentures now or hereafter existing which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided that the Tenant, whenever required by any mortgagee (including any trustee under a trust deed or trust indenture), shall attorn to such mortgagee as the tenant upon all of the terms of this Lease. The Tenant agrees to execute and deliver promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may

be, as may be required of it, and if the Tenant fails to do so within seven days after receiving the instrument, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute, and deliver the instrument for, on behalf of, in the name of, and as agent of, the Tenant.

13.4 Registration

Deleted

13.5 Certificates

The Tenant agrees with the Landlord that the Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord and, if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) or prospective purchaser (as designated by the Landlord) a certificate in writing as to the status of this Lease at that time, including as to whether it is in full force and effect, is modified or unmodified, confirming the rent payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate. If the Tenant fails to do so within seven days after the Tenant receives the form of certificate, the Tenant hereby irrevocably and conclusively authorizes the Landlord to complete, execute, and deliver the certificate for, on behalf of, in the name of, and as agent of, the Tenant.

13.6 Assignment by Landlord

In the event of the sale by the Landlord of the Building or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations, except for breaches of covenants and obligations which exist at the closing of such sale.

14. OCCURRENCE OF DEFAULT

14.1 Unavoidable Delay

Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed, or restricted in the fulfillment of any obligations hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of Rent) by reason of civil commotion, war-like operation, invasion, rebellion, hostilities, sabotage, strike, or work stoppage, or being unable to obtain any material, service, utility, or labour required to fulfill such obligation or by reason of any statute, law, or regulation of or inability to obtain any

permission from any governmental authority having lawful jurisdiction preventing, delaying, or restricting such fulfillment, or by reason of other unavoidable occurrence other than lack of funds, the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay, or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience nuisance, or discomfort thereby occasioned, nor shall rent abate; but nevertheless the Landlord will use reasonable efforts to maintain services essential to the use and enjoyment of the Leased Premises.

14.2 No Admission

The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title, or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.

14.3 Part Payment

The Acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

15. TENANT' S DEFAULT, REMEDIES OF LANDLORD, AND SURRENDER

15.1 Remedying by Landlord, Non-payment, and Interest

In addition to all the rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant, either by any other provision of this Lease or by statute or the general law, the Landlord:

(a) shall have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default together with an administrative charge equal to 15% of the total of such expenses shall be payable by the Tenant to the Landlord forthwith upon demand;

(b) shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of non-payment of Rent;

(c) if the Tenant shall fail to pay any Rent promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate of 3% per annum in excess of the Prime Rate; and

(d) shall be entitled to be reimbursed by the Tenant, and the Tenant shall forthwith pay the Landlord, the amount of all costs and expenses (including, without limitation, legal costs

on a solicitor and own-client basis) incurred by the Landlord in connection with the default or in efforts to enforce any of the rights, or to seek any of the remedies, to which the Landlord is or may be entitled hereunder.

15.2 Remedies Cumulative

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, as the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

15.3 Right of Re-entry on Default

Provided and it is expressly agreed that if and whenever the Rent hereby reserved or other moneys payable by the Tenant or any part thereof, whether lawfully demanded or not, are unpaid and such breach or failure continues for five (5) days after the Landlord has given the Tenant notice; or if the Tenant shall breach or fail to observe and perform any of the covenants, agreements, provisos, conditions, rules or regulations and other obligations on the part of the Tenant to be kept, observed, or performed hereunder and such breach or failure continues for 10 days after the Landlord has given the Tenant notice thereof; or if without the written consent of the Landlord the Leased Premises shall be used by any other persons than the Tenant or its permitted assigns or permitted subtenants or for any purpose other than that for which the Leased Premises were leased, or occupied by any persons whose occupancy is prohibited by this Lease; or if the Leased Premises shall be vacated or abandoned or remain unoccupied for 15 days or more while capable of being occupied; or if the Term or any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment; or if a receiver or receiver-manager is appointed of the business or property of the Tenant; or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, become bankrupt of insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or if any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, subtenant, or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation of (as the case may be) such policy of insurance; or if the Landlord shall have become entitled to terminate this Lease or to re—enter the Leased Premises under any provision hereof; then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess, and enjoy as of its former estate, anything in this Lease to the contrary notwithstanding. The Landlord may use such force as it may deem necessary for the purpose of gaining admittance to and re-taking possession of the Leased Premises, and the Tenant hereby

releases the Landlord from all actions, proceedings, claims, and demands whatsoever for and in respect of any such forceable entry or any loss or damage in connection therewith.

15.4 Termination and Re-entry

If and whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease by giving to the Tenant or by leaving upon the Leased Premises no ice in writing of such termination. Thereupon, this Lease and the Term shall terminate, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord in accordance with clause 15.8.

15.5 Certain Consequences of Termination and Re-entry

If the Landlord re-enters the Leased Premises or if this Lease is terminated by reason of any event set out in clause 15.3, then without prejudice to the Landlord's other rights and remedies:

(a) the provisions of this Lease which relate to the consequences of termination, and the provisions of this Lease as they apply with respect to acts, events, and omissions which occurred prior to the termination, shall all survive such termination;

(b) in addition to the payment by the Tenant of Rent and other payments for which the Tenant is liable under this Lease, Rent for the current month and the next ensuing three-months shall immediately become due and be paid by the Tenant or the person then controlling the Tenant's affairs; and

(c) the Tenant or person then controlling the affairs of the Tenant shall pay to the Landlord on demand such reasonable expenses as the Landlord has incurred in connection with the re-entering, terminating, re-letting, collecting sums due or payable by the Tenant, and storing and realizing upon assets seized, including without limitation brokerage fees, legal fees, and disbursements, the expenses of cleaning and making and keeping the Leased Premises in good order, and the expenses of repairing the Leased Premises and preparing them for re-letting.

15.6 Waiver of Distress and Bankruptcy

The Tenant waives the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant: on the Leased Premises at any time during the Term shall be exempt from levy by distress for rent in arrears. The Tenant will not sell, dispose of, or remove any of the fixtures goods, or chattels of the Tenant from or out of the Leased Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods, or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenants purposes; and the Tenant will be the owner of its fixtures, goods, and chattels and will not permit them to become subject to any lien, mortgage, charge, or encumbrance. The Tenant agrees that it will not, without the Landlord's consent, repudiate or

disclaim this Lease in any bankruptcy, insolvency, reorganization, or other proceeding or court application, and, if required by the Landlord, waives in favour of the Landlord the benefit of s. 65.2 of the *Bankruptcy and Insolvency Act*, R.S.C. 1985, c. B-3 as amended, and any provision of similar import.

15.7 Re-letting and Sale of Personalty

Whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease, the Landlord, in addition to its other rights, shall have the right as agent of the Tenant to enter the Leased Premises and re-let them (for a term or terms shorter or longer than the balance of the Term, granting reasonable concessions in connection therewith), and to receive the rent thereof or, and to apply any rent derived from re—letting the Leased Premises upon account of the rent due and to become due under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

15.8 Surrender on Termination

Forthwith upon the termination of this Lease, whether by effluxion of time or otherwise, the Tenant shall vacate and deliver up possession of the Leased Premises in a neat and tidy state and in good and substantial repair in accordance with the Tenant's obligation under this Lease to repair the Leased Premises, but subject to the Tenant's rights and obligations in respect of removal in accordance with clause 11.3. At the same time the Tenant shall surrender to the Landlord at the place then fixed for the payment of Rent all keys and other devices which provide access to the Leased Premises, the Building, or any part thereof and shall inform the Landlord of all combinations to locks, safes, and vaults, if any, in the Leased Premises.

16. MISCELLANEOUS

16.1 Notices

Any communication to be given under this Lease will be in writing and delivered by hand, registered mail, or facsimile transmission to the address of each party set out below:

(a)	To the Tenant:	**Naturally Advanced Technologies Inc.** #304 - 4420 Chatterton Way Victoria, B.C., V8X 5J2
(b)	To the Guarantors:	**n/a**
(c)	To the Landlord:	**0702311 B.C. Ltd. (Birch Building)** c/o Itziar Management Ltd. Suite 204 - 2590 Cadboro Bay Road Victoria, B.C., V8R 5J2

or to such other address or facsimile number as either party may designate in the manner set out above. Any communication will be deemed to have been given and received on the day of hand delivery or facsimile transmission, or on the third business day after registered mailing. In the event of a disruption or an impending or threatened disruption in the postal service, every communication will be delivered by hand or sent by facsimile transmission.

16.2 Extraneous Agreements

The Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions expressed or implied relating to this Lease or the Leased Premises save as expressly set out in this Lease and in any Offer to Lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. In the event of any conflict between the terms of this Lease and such Offer to Lease, the terms of the Offer to Lease shall prevail. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

16.3 Time of Essence

Time shall be of the essence of this Lease.

16.4 Area of Determination

The Rentable Area of any premises (including the Leased Premises) or the Building shall be determined by the Landlord's architect or surveyor from time to time appointed for the purpose. Such determination shall be prima facie.

16.5 Successors and Assigns

This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and its heirs, executors, and administrators and the permitted successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending upon whether the Tenant is a male or female person or a firm or corporation. If the Tenant is comprised of more than one person or entity, then each such person and entity is jointly and severally bound by the representations, warranties, agreements, and covenants of the Tenant herein and any notice given or deemed to have been given at any time to any such person or entity shall be deemed to have been given at the same time to each other such person and entity.

16.6 Frustration

Notwithstanding the occurrence or existence of any event or circumstance or the non-occurrence of any event or circumstance, and so often and for so long as the same may occur or continue which, but for this clause, would frustrate or void this Lease, and notwithstanding any statutory provision to the contrary, the obligations and liabilities of the Tenant hereunder shall continue in full force and effect as if such event or circumstances had not occurred or existed.

16.7 Waiver

No condoning, excusing, or overlooking by the Landlord or Tenant of any default, breach, or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso, or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach, or non-observance or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach, no acceptance of rent by the Landlord subsequent to a default by the Tenant (whether or not the Landlord knows of the default) shall operate as a waiver by the Landlord, and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

16.8 Governing Law and Severability

This Lease shall be governed by and construed in accordance with the laws in force in the province of British Columbia. The venue of any proceedings taken in respect of or under this Lease shall be Victoria, British Columbia as long as such venue is permitted by law, and the Tenant shall consent to any application by the Landlord to change the venue to Victoria, British Columbia of any proceedings taken elsewhere, the Landlord and the Tenant agree that all the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.

16.9 Captions

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit, or enlarge the scope or meaning of this Lease or of any provision thereof.

16.10 Acceptance

The Tenant accepts this Lease of the Leased Premises, to be held by it as tenant, and subject to the conditions, restrictions, and covenants above set forth. The acceptance of possession of the Leased Premises shall be conclusive evidence as against the Tenant that at the Commencement Date of the Term the Landlord had duly completed all work required to be completed by the Landlord prior to the Commencement Date of the Term and the Leased Premises were in good order and satisfactory condition for the commencement of the work and business of the Tenant, excepting latent defects.

16.11 Deposit

The Tenant's Deposit (if any) shall be applied to the first month's Rent due under this Lease, and the balance shall be held as a security deposit, without interest, to be applied to the last month's rent if not otherwise applied.

16.12 Expropriation

If at any time during the Term the interest of the Tenant under this Lease or the whole or any part of either the Leased Premises or any other part of the Building shall be taken by any lawful power or authority by the right of expropriation, the Landlord may at its option give notice to the Tenant terminating this Lease on the date when the Tenant or Landlord is required to yield up possession thereof to the expropriating authority. Upon such termination, or upon termination by operation of law, as the case may be, the Tenant shall immediately surrender the Leased Premises and all its interest therein, Rent shall abate and be apportioned to the date of termination, the Tenant shall forthwith pay to the Landlord the apportioned Rent and all other amounts which may be due to the Landlord up to the date of termination, and clause 15.8 shall apply. The Tenant shall have no claim upon the Landlord for the value of its property or the unexpired Term of this Lease, but the parties shall each be entitled to separately advance their claims for compensation for the loss of their respective interests in the Leased Premises, and the parties shall each be entitled to receive and retain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the Landlord shall account thereof or to the Tenant. In this clause the word "expropriation" shall include a sale by the Landlord to an authority with powers of expropriation in lieu of or under threat of expropriation.

16.13 Environmental Matters

16.13.1 Definitions

For the purposes of this section:

(a) "Contaminants" means any pollutants, contaminants, deleterious substances, underground or above-ground tanks, asbestos materials, hazardous, corrosive, or toxic substances, special waste or waste of any kind, or any other substance which is now or hereafter prohibited, controlled, or regulated under Environmental Laws, but excluding medical waste (or materials used in medical treatments), provided that the Tenant disposes of all such medical waste and materials at its own expense in compliance with applicable Environmental Laws; and

(b) "Environmental Laws" means any statutes, laws, regulations, orders, bylaws, standards, guidelines, permits, and other lawful requirements of any governmental authority having jurisdiction over the Leased Premises now or hereafter in force relating in any way to the environment, health, occupational health and safety, or transportation of dangerous goods, including the principles of common law and equity.

16.13.2 Tenant's Covenants and Indemnity

The Tenant covenants and agrees as follows:

(a) not to use or permit to be used all or any part of the Leased Premises for the sale, storage, manufacture, disposal, use, or any other dealing with any Contaminants, without the prior written consent of the Landlord, which may be unreasonably withheld;

(b) to strictly comply, and cause any person for whom it is in law responsible to comply, with all Environmental Laws regarding the use and occupancy of the Leased Premises;

(c) to promptly provide the Landlord a copy of any environmental site assessment, audit, or report relating to the Leased Premises conducted by or for the Tenant at any time and at the Landlord's request from time to time to obtain from an independent environmental consultant approved by the Landlord an environmental site assessment of the Leased Premises or an environmental audit of the operations at the Leased Premises, including any additional investigations as the environmental consultant may recommend;

(d) to maintain all environmental site assessments, audits, and reports relating to the Leased Premises in strict confidence (including without limitation any governmental authority) except as required by law, or to the Tenant's professional advisers and lenders on a need-to-know basis, or with the prior written consent of the Landlord, which consent may be unreasonably withheld;

(e) to promptly notify the Landlord in writing of any release of a Contaminant or any other occurrence or condition at the Leased Premises or any adjacent property which could contaminate the Leased Premises or subject the Landlord or the Tenant to any fines, penalties, orders, investigations, or proceedings under Environmental Laws;

(f) on the expiry or earlier termination of this Lease, or at any time if requested by the Landlord or required by any governmental authority under Environmental Laws, to remove from the Leased Premises all Contaminants, and to remediate any contamination of the Leased Premises or any adjacent property resulting from Contaminants, in either case brought onto, used at, or released from the Leased Premises by the Tenant or any person for whom it is in law responsible. The Tenant shall perform these obligations promptly at its own cost and in accordance with Environmental Laws. All such Contaminants shall remain the Property of the Tenant, notwithstanding any rule of law or other provision of this Lease to the contrary and notwithstanding the degree of their affixation to the Leased Premises; and

(g) to indemnify the Landlord and its directors, officers, employees, agents, successors, and assigns from any and all liabilities, actions, damages, claims, losses, costs, Leases penalties, and expenses whatsoever (including all legal and consultants' fees and expenses and the cost of-remediation of the Leased Premises and any adjacent property) arising from or in connection with:

    (i) any breach of or non-compliance with the provisions of this Article by the Tenant;

or

(ii) any release or alleged release of any Contaminants at or from the Leased Premises related to or as a result of the use and occupation of the Leased Premises or any act or omission of the Tenant or any person for whom it is in law responsible.

The obligations of the Tenant under this Article shall survive the expiry or earlier termination of this Lease.

17. SPECIAL PROVISIONS

17.1 Option to Renew

The Landlord covenants with the Tenant that if:

(a) the Tenant gives notice to the Landlord that the Tenant wishes to obtain a renewal of this Lease, such notice to be given not later than One Hundred and Twenty (120) days before the expiry of the initial term herein granted;

(b) at the time of giving such notice the Tenant shall not be in breach of any covenant or condition herein contained; and

(c) the Tenant has duly and regularly throughout the initial term observed and performed the covenants and conditions herein contained; then the Landlord shall grant to the Tenant a renewal lease of the Leased Premises for a further term of that number of years specified in subclause 1.1(j) upon the same terms and conditions as are herein contained, save and except this covenant to renew and save and except the Annual Base Rent which shall be the Current Market Rent for the Leased Premises with its Leasehold Improvements, or first renewal term, as the case may be, and save and except any rent-free periods, tenant allowances, or other inducements. If the Landlord and the Tenant are unable at least three months before the expiry of the initial term or first renewal term, as the case may be, to agree upon such Current Market Rent, then the parties agree that the dispute will be settled by a single arbitrator in accordance with the *Commercial Arbitration Act*, R.S.B.C. 1996, c. 55, as amended and the Rules of the British Columbia Arbitration and Mediation Institute. It is agreed that the venues of the Mediation and Arbitration shall be Victoria, B.C. The decision of the arbitrator will be final and binding and will not be subject to appeal on a question of fact, law or mixed fact and law. The costs of mediation or arbitration will be shared equally between the parties. Costs will not include costs incurred by a party for representation by counsel.

17.2 Offer to Lease

The parties acknowledge, covenant and agree with each other that the Offer to Lease made between them dated June 20th, 2011, a copy of which is attached as Schedule "D" hereto, with all subsequent amendments thereto agreed upon by the parties, and this Lease together represent and contain the entire agreement between them. In the event of any discrepancy or contradiction

between the Offer to Lease and this Lease, the terms of this Lease shall be in effect and shall supersede the terms of the Offer to Lease except where otherwise clearly indicated in writing signed by both parties.

17.3 Parking

There is no reserved parking. Refer to subclause 1.1(i).

17.4 Reasonableness

Despite anything contained in this Lease to the contrary:

(a) any allocation of any cost, charge or expense which is to be determined by the Landlord under this Lease shall be done on a reasonable and equitable basis;

(b) whenever in this Lease the Landlord's consent, permission or approval is required, such consent, permission or approval shall not be unreasonably withheld or delayed, but if the Landlord does not respond within fifteen (15) days to the Tenant's reasonable request for such consent, permission or approval, then the Landlord's consent, permission or approval shall be deemed to be given to the Tenant' s request; and

(c) in exercising any of its rights under this Lease, the Landlord shall act reasonably and as a prudent owner of a similar office building having regard to size, age and location.

17.5 Early Occupancy

It is understood and agreed between the Landlord and the Tenant that the Tenant shall be permitted to enter the Leased Premises upon the execution of this Lease for the purpose of installation of its fixtures and equipment and to make the Leased Premises ready for its occupancy.

During the aforementioned period, the Tenant shall perform its work and cause its employees and contractors to do their work so as not to interfere with the Landlord's employees or the other Tenants in the Building, and the Tenant shall be bound by the provisions of the Lease saving those requiring payment of Rent or contributions in respect of Operating Costs.

All of the Tenant's work shall be subject to the Landlord's approval after review of all plans and working drawings, said approval not to be unreasonably withheld.

18. INDEMNITY

In consideration of the Landlord granting the Lease to the Tenant, and for other good and valuable consideration, the receipt and sufficiency of which the Guarantors acknowledge, the Guarantors unconditionally agree with the Landlord as follows:

18.1 Covenant and Indemnity

The Guarantors will upon demand given by the Landlord to the Guarantors:

(a) pay any rent and other amounts payable by the Tenant under the Lease;

(b) perform all the obligations of the Tenant under the Lease; and

(c) indemnify and save harmless the Landlord from any loss, cost, or damage, including consequential loss and costs on a solicitor and own client basis, suffered by the Landlord arising out of any failure by the Tenant to pay any rent or other amounts payable, or to perform any of the obligations of the Tenant under the Lease.

18.2 Indemnity Absolute

The indemnity is absolute and unconditional, and without limiting the generality of the foregoing the liability of the Guarantors will not be considered to have been waived or in any way affected by any of the following:

(a) any extension of time, or indulgence or modification, which the Landlord may extend to the Tenant or make with the Tenant from time to time in connection with the performance of any of the obligations of the Tenant under the Lease;

(b) any waiver by, or failure of, the Landlord to enforce any term of the Lease;

(c) any assignment of the Lease, or any subletting of the Premises, in whole or in part, or other transfer of the Premises by the Tenant, or by. any trustee, receiver, or liquidator of the Tenant;

(d) any act or omission by the Landlord with respect to matters contained in this Lease;

(e) any consent which the Landlord may give to any assignment of the Lease or any subletting or other transfer of the Premises;

(f) any amendment to the Lease, whether consented to or not by the Guarantors and whether known by the Guarantors;

(g) any winding-up, amalgamation, bankruptcy, or receivership of the Tenant, any execution proceedings taken against the Tenant, or any release or discharge of the Tenant in any receivership, bankruptcy, winding-up, or other creditor's proceeding;

(h) the filing by the Tenant of a proposal or a notice of intention to file a proposal or the repudiation of the Lease by the Tenant or any other person pursuant to the *Bankruptcy and Insolvency Act*, as amended or substituted from time to time;

(i) any surrender of the Lease by the Tenant, or by any trustee, receiver or liquidator of the Tenant, whether or not consented to by the Landlord;

(j) any creditor or debtor proceeding applicable to the Tenant, including any application by the Tenant to obtain protection from its creditors;

(k) any repossession and subletting of the Premises, except that any proceeds received by the Landlord, after deducting all costs and expenses of repossessing and subletting, will be credited from time to time by the Landlord to the account of the Tenant, and the Guarantors will pay to the Landlord, on demand the difference between the amount of the payments received and the amount payable by the Tenant under the Lease if the amount received is less than the amount payable by the Tenant under the Lease; or

(l) the expiration or sooner termination of the term of the Lease or any renewal or extension of the term, however arising, including without limitation by operation of law or resulting from the exercise of a trustee in bankruptcy's statutory right to disclaim any interest in the Lease and surrender possession of the Premises with or without the consent of the Landlord.

18.3 Waiver of Notice

The Guarantors waive notice of the acceptance of this clause 18 by the Landlord and any notice of amendment of the Lease or of non-performance, non-payment, or non-observance on the part of the Tenant of any provision of the Lease.

18.4 Survival of Indemnity

This clause will continue to apply with respect to periods prior to, after, and during the term of the Lease, as extended, modified or renewed.

18.5 Nature and Effect

The Guarantors represent and agree that they understand the nature and effect of this clause 18 and, if the Guarantors are a corporation, the Guarantors represent and agree that the giving of financial assistance by it to the Tenant is in the best interests of the Guarantors and is not contrary to any law governing the Guarantors nor to any agreement by which the Guarantors are bound. The Guarantors also represent and agree that they have received a copy of the Lease and that the Guarantors have read and understand the Lease and that the covenants of the Guarantors shall be joint and several.

18.6 Waiver of Rights on Default

If there is a default by the Tenant under the Lease, the Guarantors waive any right to require the Landlord to:

(a) proceed against the Tenant or pursue any right or remedy of the Landlord under the Lease;

(b) proceed against or realize upon any security granted by the Tenant in favour of the Landlord; or

(c) pursue any other remedy available to the Landlord;

and the Landlord will have the right to enforce its rights under this clause 18 in spite of the acceptance of the Landlord of additional security from the Tenant and in spite of the release or discharge of the Tenant by the Landlord, or by others, or by operation of any law.

18.7 Recovery No Bar to Further Recovery.

No action or proceeding brought or instituted under this clause 18 and no recovery under that action or proceeding will be a bar or defense to any further action or proceeding which may be brought under this clause 18 by reason of any further default under this clause 18 or in the performance by the Tenant of any term of the Lease.

18.8 Guarantors as Tenants

Deleted

18.9 New Lease

Deleted

18.10 Modification of Indemnity

Deleted

18.11 Terms Applicable to Modification.

Deleted

18.12 Time of Essence.

Time will be of the Essence.

18.13 Successors

This clause will bind the Guarantors, and executors, administrators, successors, and assigns of the Guarantors, and will benefit the Landlord, its successors, and assigns.

18.14 Governing Law.

The Lease will be governed by and construed in accordance with British Columbia law and the applicable Canadian laws, and will be treated in all respects as a British Columbia contract.

18.15 Gender.

Words in one gender include all genders, and words in the singular include the plural, and vice versa.

18.16 Severability

If any term of this Lease is partially or wholly invalid or unenforceable, the remainder of this Lease will not be affected, and each remaining term will be separately valid and enforceable.

18.17 Headings

Any heading used in this Lease is for convenient reference only and will not affect how this Lease is interpreted.

19. SPECIAL CLAUSES

19.1 Registration of Lease.

The parties agree that this Lease may not be registered against the title to the Land but the Landlord will execute and permit the Tenant to obtain, prepare and register, at the Tenant's expense, a Short Form of Lease with registrable plan as may be required.

IN WITNESS WHEREOF the parties have executed this Lease as of the date first above written.

LANDLORD: **0702311 B.C. Ltd**
by its Authorized Signatory:

Per: [signature]
Signature:

IRENE TIAMPO
Print Name:

TENANT: **NATURALLY ADVANCED TECHNOLOGIES INC.**
by its Authorized Signatory:

Per: [signature]
Signature:

JASON FINNIS
Print Name:

SCHEDULE A – EXPLANATORY PLAN TO ACCOMPANY LEASE

PREPARED FOR:
CAMBRIDGE REALTY & MANAGEMENT INC.
#101-1011 FORT STREET
VICTORIA, BC V8V 3K5
TEL (250) 380-1616
FAX (250) 380-1678

4420 CHATTERTON WAY
VICTORIA, BC

THIRD FLOOR

(AS MEASURED: SEPTEMBER 17, 1997)
(LAST UPDATE: JULY 7,1999)



47' 8"
49' 6"
L. #304
U. 1293 SQ.FT.
R. 1571 SQ.FT.
L. #301
U. 1158 SQ.FT.
R. 1407 SQ.FT.
25' 1"
25' 4"
44' 6"
36' 10"
20' 8"
PT. #302
44 SQ.FT.
VERTICAL
360 SQ.FT.
L. #300
U. 1650 SQ.FT.
R. 2004 SQ.FT.
PT. #302
U. 1770 SQ.FT.
36' 7"
34' 4"
47' 8"
41' 6"
L. #302 TOTALS
U. 1814 SQ.FT.
R. 2204 SQ.FT.
FLOOR COMMON AREA
1135 SQ.FT.
L. #303
U. 539 SQ.FT.
R. 655 SQ.FT.
13' 3"
39' 2"
40' 8"
38' 0"
CHATTERTON WAY

FLOOR AREA ANALYSIS	
TOTAL RENTABLE:	7841 SQ.FT.
TOTAL USABLE:	6454 SQ.FT.
COMBINED R/U:	1.2148
FLOOR COMMON:	1135 SQ.FT.
BUILDING COMMON:	0 SQ.FT.
TOTAL VERTICAL:	360 SQ.FT.

AREAS COMPUTED IN ACCORDANCE WITH BOMA (1996) STANDARDS

SCALE 0 5 10 15 20

MEASURE MASTERS
VANCOUVER ISLAND COMMERCIAL DIV.
(250) 472-2653

FILE: 97-443 Rev. 4

SCHEDULE B - DEFINITIONS

To Lease of Premises at 4420 Chatterton Way, Victoria, British Columbia

DEFINITIONS

In this Lease the following expressions shall have the following meanings:

"Additional Rent" means all sums of money to be paid by the Tenant, whether to the Landlord or otherwise under this Lease, except for Annual Base Rent and goods and services tax payable by the Tenant.

"Additional Services" means the services and supervision supplied by the Landlord and referred to in clause 9.2 or in any other provision hereof as Additional Services; any other services which from time to time the Landlord supplies to the Tenant and which are additional to other services that the Landlord has agreed to supply under this Lease and to like provisions of other leases of the Building, or that the Landlord has agreed to supply under this Lease and to like provisions of other leases of the Building, or that the Landlord may elect to supply as included within the standard level of services available to tenants generally and in addition to those normally supplied; the provision of labour and supervision in connection with the moving of any furniture or equipment of the Tenant; the making of any repairs or alterations for the Tenant; and the provisions to the Tenant or the Leased Premises of maintenance or other services not normally furnished to tenants or other leasable premises generally; and "Additional Service" means any such service.

"Annual Base Rent" means the annual rent set out in subclause 1.1(g) and payable by the Tenant as set forth in subclause 4.1(a).

"Basic Terms" means those terms set out in clause 1.1, some of which are more particularly defined in this Schedule B.

"Building" means that certain building and those certain areas and improvements on the Land and all additions and replacements thereto.

"Commencement Date" means the date the Term commences as set forth in or determined under subclause 1.1(f).

"Cost of Additional Services" shall mean in the case of Additional Services provided by the Landlord a reasonable charge made thereof or by the Landlord which shall not exceed the cost of obtaining such services from independent contractors, and in the case of Additional Services provided by independent contractors the Landlord's total cost of providing Additional Services to the Tenant including the cost of all labour (including salaries, wages, and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other indirect expenses capable of being allocated thereto (such allocation to be made upon a reasonable basis) and all other out-of-pocket expenses made in connection therewith including amounts paid to

independent contractors, plus an administration fee equal to 10% of the aggregate of the cost of providing the Additional Services.

"Current Market Rent" means that rent that would be paid for improved office space in office buildings of similar age and location in Victoria, as between persons dealing in good faith and at arms' length, after accounting for any cash payment, leasehold improvement allowance, rent-free period or other inducement.

"Harmonized Sales Tax" means and includes any and all harmonized sales taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord or the Tenant from time to time in respect of the Rent payable by the Tenant to the Landlord under this Lease or the rental of the Leased Premises or the provision of any utilities whatsoever by the Landlord to the Tenant under this Lease, whether characterized as a harmonized sales tax, sales tax, value added tax, business transfer tax, or otherwise.

"Insured Damage" means the amount recoverable net of deductibles in relation to that part of any damage occurring to any portion of the Leased Premises for which the Landlord is responsible under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord, or, if and to the extent that the Landlord has not insured and is deemed to be a co-insurer or self-insurer under clause 12.1, would have been recoverable had the Landlord effected insurance in respect of perils, to amounts and on terms for which it is deemed to be insured.

"Land" means that parcel of land Municipally known as 4420 Chatterton Way, Victoria, B.C., and more particularly known as described as P.I.D. 025-533-819, Lot 1, Section 8, Lake District, Plan VIP74529.

"Landlord" means the person executing this Lease and includes its successors and assigns; and in the definition of "Operating Cost" references to "Landlord" include the owner of the Land and Building as registered in the applicable land title office.

"Lease Year" means, in the case of the first Lease Year, the period beginning on the Commencement Date and terminating 12 months from the last day of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year shall terminate on the day prior to the first anniversary of the Commencement Date) and, in the case of each subsequent Lease Year, means each 12-month period after the first Lease Year.

"Leased Premises" means that portion of the Building having the municipal address and located on those floor(s) set out in subclause 1.1(d), containing the aggregate number of square feet, more or less, of Rentable Area which is set out in subclause 1.1(e) and having the appropriate location and configuration shown outlined in heavy dark line on the plan(s) attached as Schedule A. The exterior face of the Building and any space in the Leased Premises used for stairways or passageways to other premises, stacks, shafts, pipes, conduits, ducts, or other building facilities, heating, electrical, plumbing, air conditioning, and other Building systems supplied by the Landlord for use in common with other tenants are expressly excluded, from the Leased Premises.

"Leasehold Improvements" means all fixtures, improvements, installations, alterations, and additions now or from time to time hereafter made, erected, or installed, whether by the Tenant, the Landlord or anyone else, in the Leased Premises or in other premises in the Building with the exception of trade fixtures and furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including movable partitions) and includes all wall-to-wall carpeting with the exception of such carpeting where laid over vinyl tile or other- finished floor and affixed so as to be readily removable without damage.

"Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. Monday to Sunday, inclusive, of each week, holidays excepted.

"Operating Cost" means, subject to the exclusions and deductions set out below, the total, without duplication and without profit, of the costs, expenses, fees, rentals, disbursements, and outlays (in this definition referred to collectively as "costs") of every kind paid, payable, or incurred by or on behalf of the Landlord (except as expressly set out below) in the maintenance, repair, operation, administration, and management of the Land and Building. Without limiting the generality of the foregoing, Operating Cost shall include:

(1) all salaries and wages, that reflect the proportion of time expended on the Land and Building paid to or for all personnel, excluding supervisory personnel and managers, and all costs of obtaining such personnel, to the extent that they are employed by the Landlord (or a person with whom it does not deal at arm's length) in connection with the maintenance, repair, operation, administration, or management of the Land and Building or any part of it, and amounts paid to professionals and independent contractors, including any management companies, for any services provided in connection with the maintenance, repair, operation, administration, or management of the Land and Building or any part of it;

(2) costs of providing security, supervision, traffic control, janitorial, landscaping, window cleaning, waste collection, disposal and recycling, and snow removal services, and the costs of machinery, supplies, tools, equipment, and materials used in connection with the operation, administration, or management of the Land and Building or any rentals thereof;

(3) costs of providing electric light and power, fuel, water, telephone, steam, gas, sewage disposal, and other utilities, and costs of replacing building-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs, and controls;

(4) costs of all insurance for or against liability, fire, extended perils, loss of rental, elevator liability, plate glass, boiler, sprinklers leakage and all such other casualties and losses as the Landlord may elect to insure against;

(5) Harmonized Sales Tax on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair, operation, administration, or management of the

Building net of input tax credits, refunds, or rebates (to the extent the Landlord is entitled to receive and utilize same);

(6) taxes levied against the Land and Building to the extent not charged to the Tenant under subclauses 4.1(b) and 8.2(b) and to other tenants of the Building under lease provisions similar to subclauses 4.1(b) and 8.2(b) excluding costs, (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in contesting, resisting, or appealing any such Taxes, which costs shall be shared equally between the Landlord and the Tenants of the Building;

(7) cost of repair or alterations to the Building (including those required to comply with applicable laws or the requirements of the Landlord's insurers which become effective or are imposed after substantial completion of the original construction of the relevant structure) to the extent reasonably allocated by the Landlord to any fiscal period;

(8) depreciation (excluding depreciation on the costs of original components of the electrical, mechanical, and other systems installed as part of the original construction of the Building) of the costs of machinery, equipment, facilities, furniture, furnishings, systems, and property in this paragraph called "machinery") installed in or used in connection with the Building (except to the extent that the costs are charged fully in the fiscal period in which they are incurred):

(a) if a principal purpose of such machinery is to conserve energy, reduce the cost of other items included in Operating Costs, or comply with applicable laws or requirements of the Landlord's insurers which become effective or are imposed after substantial completion of the Building, or such machinery is used for normal maintenance of the Building; or

(b) if, as in the case of the electrical, mechanical, and other systems, such machinery by its nature requires periodic or substantial replacement;

in the case of each item of machinery to be calculated on a straight-line basis over its useful life or 15 years, whichever is lesser;

(9) the expenses associated with maintaining the janitor room (including taxes) for so long as the janitor room is used as such; and

(10) management fees or management agent fees and administrative charges of a management company, if any, for the Land and Building or any part of it or, if the Landlord chooses to manage the Land and Building or any part of it, through itself or through a company or other person with whom it does not deal at arm's length, a management fee to the Landlord in an amount comparable to that which would be charged by a first—class real estate management company for management of similar buildings in Victoria, but never more than ten per cent (10%) of base rents for the Building;

excluding therefrom the following (except as specifically included above):

(11) debt services costs;

(12) any taxes on the income or profits of the Landlord to the extent they are not imposed in lieu of taxes;

(13) costs incurred by the Landlord in leasing the Building, including commissions, advertising costs, and tenant inducement payments;

(14) notwithstanding anything to the contrary in this Lease, amounts incurred to provide services which are not also provided to the Tenant, interest, interest on undepreciated or unamortized expenditures, capital tax, roof repairs of a structural nature, roof membrane repairs of a structural nature, any debt service expenses of the Landlord, and any income tax of the Landlord;

and deducting therefrom the following:

(15) net recoveries by the Landlord from the tenants of the Building in respect of an to the extent (but only to the extent) of costs which have been charged as Operating Cost, other than recoveries from the Tenant under paragraph 4.1(b) (ii) and from other tenants under lease provisions similar to paragraph 4.1(b) (ii);

(16) net insurance proceeds received by the Landlord to the extent (but only to the extent) that such proceeds reimburse the Landlord for costs which have been charged as Operating Cost;

(17) net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Building to the extent (but only to the extent) that the repair costs in respect of the work covered by warranties or guarantees have been charged as Operating Cost;

(18) amounts paid by the operator, if any, of the parking garage forming part of the Building to the extent (but only to the extent) of costs which have been charge as Operating Cost, or, if there is no such operator, the costs that the Landlord determines, acting reasonably, would normally be paid by such an operator, such as the costs of sweeping and providing attendants and such operator's standard equipment.

"Prime Rate" means that rate of interest declared from time to time by the main branch in Victoria, British Columbia, of the ROYAL BANK OF CANADA to the Landlord as the annual rate of interest used by such bank as its reference rate in setting interest rates for commercial loans of Canadian dollars in Canada and commonly referred to by such bank as its "prime rate".

"Rent' means and includes the Annual Base Rent, Additional Rent, and all other sums payable by the Tenant to the Landlord under this Lease except for goods and services tax payable by the Tenant.

"Rentable Area", means any unit leased or intended to be leased by the Landlord and whether in the case of a unit comprised of a whole floor of the Building or in the case of a unit comprising part of a floor of the Building, shall be determined by the Landlord's architect or land surveyor according to the American National Standard Method for Measuring Floor Areas in Office Buildings ANSI 565.1-1980 (reaffirmed 1989), as published by the Building Owners and Managers Association International and in effect as at the Commencement Date.

"Service Areas" shall mean the area of corridors, elevator lobbies, service elevator lobbies, refuse areas, washrooms, air-cooling rooms, fan rooms, janitor's closets, telephone, meter, mechanical, and electrical closets, and other closets on the floor serving the Leased Premises and other premises on such floor should the floor be a multiple-tenancy floor.

"Taxes" means all taxes, rates, duties, levies, and assessments whatsoever, whether municipal, parliamentary, or otherwise, which are levied, imposed, or assessed against or in respect of the Building, the Land, or upon the Landlord in respect thereof, or which are from time to time levied, imposed, or assessed in the future in addition or in lieu thereof, including those levied, imposed, or assessed for education, schools, and local improvements, and includes all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in contesting, resisting, or appealing any taxes, rates, duties, levies, or assessments, but excludes taxes and license fees in respect of any business carried on by tenants and occupants of the Building and taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies, and assessments against the Building or the Land or upon the Landlord in respect thereof.

"Tax Cost" for any calendar year means an amount equal to the aggregate, without duplication, of all Taxes in respect of such calendar year.

"Tenant's Share" means the fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Total Rentable Area.

"Term" means the term of this Lease set forth in subclause 1.l(f) and any renewal or extension thereof an any period of permitted overholding. and

"Total Rentable Area" means the total Rentable Area of the Building, whether rented or not, calculated as nearly as possible as if the Building were entirely occupied by tenants renting whole floors. The lobby and entrances on the main floor lobby level, the areas of the floors below the main floor lobby level which are used or available for use in common by tenants for storage or other purpose and the parking garage in the Building shall be excluded from the foregoing calculation. The calculation of the Total Rentable Area, whether rented or not, shall be adjusted from time to time to give effect to any structural change in the Building.

SCHEDULE C - RULES AND REGULATIONS

The Tenant shall observe the following Rules and Regulations (as amended, modified, or supplemented from time to time by the Landlord as provided in the Lease):

(l) The Tenant shall not use or permit the use of the Leased Premises in such manner as to create any objectionable noises, odours, or other nuisance or hazard, or breach any applicable provisions of municipal bylaw or other lawful requirements applicable thereto or any requirements of the Landlord's insurers, shall not permit the Leased Premises to be used for cooking (except with the Landlord's prior written consent) or for sleeping, shall keep the Leased Premises tidy and free from rubbish, shall deposit rubbish in receptacles which are either designated or clearly intended for waste, and shall leave the Leased Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord's janitorial services in the Leased Premises. The Tenant shall, however, be permitted to have a refrigerator and microwave over in the Leased Premises for the personal use of the principals and employees of the Tenant.

(2) No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Leased Premises without the prior written consent of the Landlord.

(3) No Tenant shall, at any time, while on any part of the Land upon which the Building is situate, feed or leave any foodstuffs for any birds or other animals.

(4) The Tenant shall not abuse, misuse, or damage the Leased Premises or any of the improvements or facilities therein, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or make any walls or other parts of the Leased Premises.

(5) The Tenant shall not perform, patronize, or (to the extent under its control) permit any canvassing, soliciting, or peddling in the Building, shall not install in the Leased Premises any machines vending or dispensing refreshments or merchandise, and, except for the personal use of the principals and employees of the Tenant and to entertain their clients, shall not permit food or beverages to be brought to the Leased Premises except by such means, at such times, and by such persons as have been authorized by the Landlord.

(6) The entrances, lobbies, elevators, staircases, and other facilities of the Building are for use only for access to the Leased Premises and other parts of the Building and the Tenant shall not obstruct or misuse such facilities or permit them to be obstructed or misused by its agents, employees, invitees, or others under its control.

(7) No heavy office equipment or safe shall be moved into or about the Building by or for the Tenant unless the consent of the Landlord is first obtained and unless all due care is taken. Such equipment shall be moved upon the appropriate steel-bearing plates, skids, or platforms and subject to the Landlord's direction, and at such times, by such means, and by such persons as the Landlord shall have approved. No furniture, freight, or bulky matter of any description shall be moved in or Out of the Leased Premises or carried in

the elevators except during such hours as the Landlord shall have approved. Hand-trucks and similar appliances shall be equipped with rubber tires and other safeguards approved by the Landlord, and shall be used only by prior arrangement with the Landlord.

(8) The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Leased Premises for the purpose of inspection, repair, window cleaning, and the performance of other janitorial services, and shall not permit access to main header ducts, janitorial and electrical closets, and other necessary means of access to mechanical, electrical, and other facilities to be obstructed by the placement of furniture or otherwise. The Tenant shall not place any additional locks or other security devices upon the doors of the Leased Premises without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access.

(9) The Landlord may require that all or any persons entering and leaving the Building at any time other than the Normal Business Hours satisfactorily identify themselves and register in books kept for the purpose, and may prevent any person from entering the Leased Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord, and may prevent any person removing any goods therefrom without written authorization.

(10) The Tenant shall refer to the Building only by the name from time to time designated by the Landlord for it and shall use such name only for the business address of the Leased Premises and not for any promotion or other purpose.

(11) The Tenant shall not interfere with window coverings installed upon exterior windows, and shall close or (if such window coverings are remotely controlled) permit to be closed such window coverings during such hours from dusk to dawn as the Landlord may require, and shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearance of the Building.

The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Leased Premises, and may be waived in whole or in part with respect to the Leased Premises without waiving them as to future application to the Leased Premises, and the imposition of Rules and Regulations shall not create or imply an obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement.

SCHEDULE D – OFFER TO LEASE

NAT

OFFER TO LEASE SUBJECT REMOVAL & AMENDMENT

July 11, 2011

RE: NATURALLY ADVANCED TECHNOLOGIES INC. (Tenant) and 0702311 B.C. LTD. (Landlord) Unit #304 – 4420 Chatterton Way, Victoria, B.C.

Further to the Offer to Lease dated June 20th, 2011 and Offer to Lease Amendment dated July 8th, 2011 made between 0702311 B.C. LTD. as Landlord, and NATURALLY ADVANCED TECHNOLOGIES Inc. as Tenant covering the above mentioned property, the undersigned hereby agree to amend the Offer and remove the parties conditions as follows:

Amendment:

1) The Landlord agrees to conduct the Tenant Improvements as Outlined on Schedule "B" and "C" of the Offer to Lease to a maximum amount of $16,000 +HST with the Tenant paying for the balance to the Landlord upon receipt of paid invoices.
2) The Landlord hereby adds the following regarding the Commencement Date of the lease:

   "Notwithstanding the above, if the Landlord is unable to deliver possession of the Premises to the Tenant at the Commencement Date, with the Landlord Work substantially complete (as outlined in the Offer to Lease), all rent due under the Lease shall abate until the Landlord is able to deliver possession of the Premises with the Landlord Work substantially complete. The Landlord will use its' best efforts to complete the Landlord Work prior to August 1st, 2011.

Subject Removal:

The Landlord and Tenant hereby remove all of their respective Conditions in the Offer to Lease

The Parties acknowledge the Offer to Lease is now unconditional and the Tenant's deposit is now non-refundable. All other terms and conditions in the said Offer to Lease remain the same and in full force and effect.

NATURALLY ADVANCED TECHNOLOGIES INC.
(Tenant)

Per: ______________________________

0702311 B.C. LTD.
(Landlord)

Per: ______________________________

NAT

OFFER TO LEASE AMENDMENT

July 8, 2011

RE: NATURALLY ADVANCED TECHNOLOGIES INC. (Tenant) and 0702311 B.C. LTD. (Landlord) Unit #304 – 4420 Chatterton Way, Victoria, B.C.

Further to the Offer to Lease dated June 20th, 2011 made between 0702311 B.C. LTD. as Landlord, and NATURALLY ADVANCED TECHNOLOGIES Inc. as Tenant covering the above mentioned property, the undersigned hereby agree to amend said Offer to Lease as follows:

1) Deposit: The receipt of the deposit shall be amended from "within Four (4) business days of acceptance of this Offer to Lease..." to "On or before July 8th, 2011..."
2) The date for removal of the Tenant and Landlord Conditions to be amended from July 6th, 2011 to July 11, 2011.

All other terms and conditions in the said contract remain the same and in full force and effect, including time is of the essence.

NATURALLY ADVANCED TECHNOLOGIES INC.
(Tenant)

Per: ______________________

0702311 B.C. LTD.
(Landlord)

Per: ______________________

NAT

OFFER TO LEASE

TO: COLLIERS MACAULAY NICOLLS INC.
1110 - 1175 Douglas Street
Victoria, B.C.
V8W 2E1

RE: 4420 Chatterton Way, Victoria, B.C.

We, NATURALLY ADVANCED TECHNOLOGIES INC. ("Tenant") offer to lease from 0702311 B.C. LTD. ("Landlord") a portion of the building known and municipally described as 4420 Chatterton Way, Victoria, B.C. and legally described as Lot 1, Section 8, Lake District 62, Plan VIP 74529 (P.I.D. 025-533-819).

PREMISES

The Premises to be leased is deemed to contain 1,293 sq.ft. of useable floor area and 1,571 square feet of Rrentable floor area.

The Premises is Unit #304 of the building described above (the "Premises"), as shown outlined in red on the attached Schedule "A".

TERM

The Term of the Lease will be for Three (3) years commencing on the 1st day of August, 2011, and ending on the 31st day of July, 2014, subject to the Tenant's renewal option

RENEWAL TERMS

If the Tenant has not been in default of any of the terms or conditions of the Lease, then the Tenant shall, upon giving written notice to the Landlord not less than One Hundred and Eighty (180) days prior to the expiry of this Lease, be granted a Three (3) year option to renew this Lease on the same terms and conditions, except as to this renewal and any inducements and at the rental rate which shall be agreed between the parties and failing agreement, shall be determined by arbitration.

RENTAL

For the Term of the Lease, the basic net rental plus HST shall be payable in monthly installments, in advance, without deduction, based on the rentable area of 1,571 square feet, as follows:

Years	$/Sq.Ft.	Annual Basic Net Rental	Monthly Basic Net Rental
~~1-5~~ 3	~~$20.00~~ $21.00	~~$31,420.00~~ $32,991.00	~~$2,618.33~~ $2,749.25

The first basic net rental payment will commence August 1st, 2011 and thereafter on the first day of each month for the remainder of the Term.

ADDITIONAL RENT

The parties understand and agree that this Lease shall be on a completely net basis in favour of the Landlord whereby the Tenant shall be responsible for its proportionate share of property taxes, all operating expenses, and management costs relating to the Premises (collectively "Operating Costs"), as additional rent on a monthly basis commencing August 1st, 2011 (estimated at $12.21/sq.ft or $1,598.49 per month for 2011) and thereafter on the first day of each month for the remainder of the Term. The Landlord shall provide a statement of all Operating Costs for the building within 90 days after the end of the fiscal year.

UTILITIES

In addition to the basic net rental and the additional rent, the Tenant shall be responsible for its own janitorial, telephone charges and any other utilities not included in the Operating Costs.

USE

The Tenant agrees to use the Premises solely for the purpose of a sales and administration office. It is the sole responsibility of the Tenant to ensure the Premises are approved for the use by the appropriate municipal or provincial government authorities.

DEPOSIT

Within Four (4) business days of acceptance of this Offer to Lease, the Tenant shall pay to the Agent, in trust, the sum of Nine Thousand ~~Four~~ Seven Hundred and ~~Forty-Five~~ Thirty Eight Dollars and ~~Sixty-Eight~~ Ninety Four Cents (~~$9,445.68~~) $9,738.94 to be applied equally to the first and last months' total rent (basic and additional rent plus

$4,869.47

HST) due under this Agreement if accepted. ~~$4,722.64~~ to be held by the Landlord as a security deposit for the term of the lease without interest.

This deposit will not bear interest and will be returned to the Tenant forthwith if the Conditions contained herein are not removed by the date agreed. Should the Tenant default in carrying out any of its obligations hereunder, the Landlord, at its option, may retain the deposit as a contribution to liquidated damages and not as penalty, without limiting the Landlord's other remedies at law or at equity.

HOLIDAYS

If the time for doing or delivering anything under this Offer to Lease falls on a Saturday, Sunday, or holiday, then the time for doing or delivering that thing is extended to the next day that is not a Saturday, Sunday, or holiday.

FURTHER ASSURANCES

Each party shall execute such further and other documents and instruments and do such further and other acts as may be necessary to implement and carry out the intent of this Offer to Lease.

ENUREMENT

Upon acceptance and delivery by the Landlord to the Tenant, this Offer to Lease shall constitute a binding and enforceable contract which shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

AMENDMENT

No amendment to this Offer to Lease shall be binding on the parties hereto unless it is written and signed by or on behalf of the parties.

SURVIVAL

Upon acceptance by the Landlord, this Offer to Lease shall survive the execution of the formal Lease but, in the event of any conflict between the provisions of this Offer to Lease and the provisions of the Formal Lease, the provisions of the formal Lease shall prevail.

EARLY OCCUPANCY

Notwithstanding the aforementioned, it is understood and agreed between Landlord and Tenant that the Tenant shall be permitted to enter the Demised Premises as at July 29th, 2011 for the purpose of installation of its fixtures and equipment and to make the Demised Premises ready for its occupancy.

During the aforementioned period, the Tenant shall perform its work and cause its employees and contractors to do their work so as not to interfere with the Landlord's employees or the other Tenants in the building and the Tenant shall be bound by the provisions of the Lease saving those requiring payment of rent or Additional Rent.

All of the Tenant's work shall be subject to the Landlord's approval after review of all plans and working drawings, said approval not to be unreasonably withheld or delayed

CONDITION OF PREMISES

The Landlord will, at its cost, provide the improvements outlined on Schedule "B" and "C" on or before July 29th, 2011.

SUB-LEASE/ASSIGNMENT

The Tenant shall have the right to sub-lease or assign the Lease subject to the prior written approval of the Landlord. Approval not to be unreasonably withheld.

TENANT'S CONDITIONS

This Offer is conditional upon the following:

1) Review and approve of the Standard form of lease and Operating Cost Budget for the building.

The Conditions as stated above are for the sole benefit of the Tenant and must be removed in writing by the Tenant not later than July 6th, 2011.

Waiver of Conditions: The Conditions set out above are for the exclusive benefit of the Tenant and fulfilment thereof in whole or in part may be waived by the Tenant at any time or times. In the event the Tenant does not waive or otherwise fulfil the above Conditions Precedent on or before the above date then this Offer shall become null and void, and neither party shall have any further legal obligations to the other thereafter under this Agreement and any Deposit then paid shall be forthwith repaid to the Tenant together with any accrued interest.

LANDLORD'S CONDITIONS

This Offer is conditional upon the following:

1) Review and approve of the financial covenant of the Tenant.
2) Review and approve of the cost of the tenant improvements for the Premises and time schedule to complete work.

The Conditions as stated above are for the sole benefit of the Landlord and must be removed in writing by the Landlord not later than July 6th, 2011.

Waiver of Conditions: The Conditions set out above are for the exclusive benefit of the Landlord and fulfilment thereof in whole or in part may be waived by the Landlord at any time or times. In the event the Landlord does not waive or otherwise fulfil the above Conditions Precedent on or before the above date then this Offer shall become null and void, and neither party shall have any further legal obligations to the other thereafter under this Agreement and any Deposit then paid shall be forthwith repaid to the Tenant together with any accrued interest.

FORMAL LEASE

The Tenant hereby agrees to enter into and forthwith execute the standard form of Lease of the building before occupancy of the Premises, a copy of which will be provided to the Tenant upon acceptance of this Offer to Lease.

ACCEPTANCE

Counter

This Offer is non-assignable and irrevocable and open for acceptance by the Landlord until 4:00 p.m., Victoria time, on the ~~27th~~ 28th day of June, 2011.

FINANCIAL INFORMATION

The Tenant hereby authorize Colliers Macaulay Nicolls Inc. to obtain credit reports on the Tenant and further to supply financial information as required by the Landlord.

ENTIRE AGREEMENT

It is understood and agreed between the parties hereto that there are no terms, conditions, covenants, or provisos relating to the subject matter of this Offer to Lease or the agreement, which will subsist between the parties upon acceptance, except as expressly set forth in this Offer to Lease.

This Offer to Lease shall be governed by and construed in accordance with the Laws of the Province of British Columbia.

Upon acceptance by the Landlord, and delivery of a copy of this Offer to Lease to the Tenant, there shall be a binding and enforceable contract on the terms and conditions herein set forth.

DISCLOSURE

The Landlord and the Tenant acknowledge and agree that:

(i) In accordance with the Code of Ethics of the Canadian Real Estate Association, Colliers Macaulay Nicolls Inc. (the "Agent") has disclosed that it is representing the Landlord and the Tenant in the transaction described in this Agreement;

(ii) the Agent, in order to accommodate the transaction described in this Agreement, was and is entitled to pass any relevant information it receives from either party or from any other source to either of the parties as the Agent sees fit, without being in conflict of its duties to either party; and

(iii) the Landlord shall pay the commission and compensation due to the Agent pursuant to the transaction described in this Agreement.

The Tenant acknowledges and agrees that the Agent is entitled to pass any relevant information it receives from the Tenant or from any other source to the Landlord as the Agent sees fit, without being in conflict of its duty to the Tenant.

Acceptance of this Offer may be communicated by facsimile transmission of an accepted Offer or by delivery of such a facsimile without limiting other methods of communicating acceptance available to the parties.

DATED AT VICTORIA, B.C., THIS 20th DAY OF JUNE , 2011.

WE HEREBY AGREE TO LEASE THE ABOVE DESCRIBED PREMISES UPON THE TERMS AND CONDITIONS SET FORTH

NATURALLY ADVANCED TECHNOLOGIES INC.
(Tenant)

Per: ______________________

WE HEREBY ACCEPT THIS OFFER TO LEASE, THIS 20th DAY OF JUNE, 2011.

0702811 B.C. LTD
(Landlord)

Per: ______________________

PREPARED FOR:
CAMBRIDGE REALTY & MANAGEMENT INC.
#101-1011 FORT STREET
VICTORIA, BC V8V 3K5
TEL (250) 380-1616
FAX (250) 380-1678

4420 CHATTERTON WAY
VICTORIA, BC

THIRD FLOOR

(AS MEASURED: SEPTEMBER 17, 1997)
(LAST UPDATE: JULY 7,1998)


47' 8"
49' 8"
L. #304
U. 1293 SQ.FT.
R. 1571 SQ.FT.
L. #301
U. 1158 SQ.FT.
R. 1407 SQ.FT.
25' 1"
25' 4"
44' 6"
38' 10"
20' 8"
PT. #302
44 SQ.FT.
VERTICAL
360 SQ.FT.
L. #300
U. 1650 SQ.FT.
R. 2004 SQ.FT.
PT. #302
U. 1770 SQ.FT.
38' 7"
34' 4"
47' 8"
L. #302 TOTALS
U. 1814 SQ.FT.
R. 2204 SQ.FT.
41' 8"
FLOOR COMMON AREA
1135 SQ.FT.
39' 2"
38' 0"

CHATTERTON WAY

FLOOR AREA ANALYSIS

TOTAL RENTABLE:	7641 SQ.FT.
TOTAL USABLE:	6454 SQ.FT.
COMBINED R/U:	1.2148
FLOOR COMMON:	1135 SQ.FT.
BUILDING COMMON:	0 SQ.FT.
TOTAL VERTICAL:	360 SQ.FT.

AREAS COMPUTED IN ACCORDANCE WITH BOMA (1996) STANDARDS

SCALE 0 5 10 15 20

(250) 472-2651
FILE: 97-443 Rev. 4

Schedule "B"

The Landlord will, at its cost, provide the improvements outlined below, and as shown on Schedule "C", on or before July 29th, 2011:

1) Remove all existing partitioned walls as highlighted on Schedule "C" and repair and make good any damage.
2) New carpet and baseboard to building standard. Any upgrade of flooring will be at the Tenant's sole cost.
3) HVAC and lighting reconfiguring and balancing as required
4) Premises to be professionally repainted one base colour
5) Supply and install a second exit door as outlined on Schedule "C".

The Tenant agrees to provide the Landlord a detailed floor plan outlining electrical, HVAC within Five (5) days of acceptance of this Offer to Lease.


14'
12'
10'
10'
10'
14'
49'
L. #301
U. 1158
R. 1407
X
new
door
44'
20' 8"
PT. #302
44 SQ.FT.